United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 9, 2023

Date of Report (Date of earliest event reported)

NOBLE ROCK ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39970	98-1566600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 338-9130

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	NRACU	Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	NRAC	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	NRACW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Certain Officers and Directors

On February 9, 2023, (i) Whitney Bower resigned as Chairman and Chief Executive Officer, (ii) Peter Low resigned as Chief Financial Officer and director and (iii) Michael Alter and David Lang resigned as independent directors of Noble Rock Acquisition Corporation (the “Company”) effective immediately. None of Messrs. Bower, Low, Alter or Lang advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Certain Officers and Directors

On February 9, 2023, the Board of Directors (the “Board”) of the Company appointed Aemish Shah as the Chairman and Chief Executive Officer of the Company and Manpreet Singh as Chief Financial Officer and a director of the Company.

The Board also appointed Joseph Tonnos, David Tanzer and Asad Zafar to serve as directors of the Company. Each of Messrs. Tonnos, Tanzer and Zafar have been determined by the Board to be an independent director under the listing rules of the Nasdaq Stock Market.

The Board determined that the Class I Director will be Manpreet Singh, the Class II Directors will be Aemish Shah and Joseph Tonnos and the Class III Directors will be David Tanzer and Asad Zafar.

The Board also made certain committee appointments as follows:

The Audit Committee shall consist of Joseph Tonnos (Chair), David Tanzer, and Asad Zafar.

The Compensation Committee shall consist of Asad Zafar (Chair), Joseph Tonnos, and David Tanzer.

The Nominating and Corporate Governance Committee shall consist of David Tanzer (Chair), Asad Zafar, and Joseph Tonnos.

Biographical information regarding the Officers and Directors is as follows:

Aemish Shah

Aemish Shah serves as Chief Executive Officer and Chairman of the Company. He has served as a director of the Company since January 2021. Since January 2016, Mr. Shah has been the Co-Founder and Managing Partner of General Global Capital (“GenGlobal”), a growth state technology investment firm focused on software and financial technology companies with notable investments that include Carta, SpaceX, SoFi, Impossible foods, Digital Ocean, Rubrik, Grab Inc., Figure Technologies, Caastle, Avant/Amount and Postmates. Mr. Shah has over sixteen years of experience as a technology investor and financial services banker. Over the course of his career, he has worked on over twenty successful M&A transactions with an aggregate value of over five billion dollars. Mr. Shah has also served on numerous non-profit boards and currently works with TeacherCraft, an EdTech non-profit focused on professional development. Mr. Shah began his career with Pricewaterhouse Coopers as a Senior Associate in the financial advisory practice. Mr. Shah graduated from Cornell University with a Bachelor of Science in Operations Research and Industrial Engineering.

Manpreet Singh

Manpreet Singh CFA serves as Chief Financial Officer and a director of the Company. From 2018 to the present, Mr. Singh has served as the CIO at Singh Capital Partners (“SCP”) where he is responsible for all investment decisions and operations. In 2006, Mr. Singh became one of the youngest CFA charter holders in the world and was profiled by the organization as its “Most Ambitious” member. He serves on the numerous public, non-profit and private company boards including Cemtrex (Nasdaq: CETX), Investcorp India Acquisition Corp (Nasdaq: IVCA), AcquCo, PartsAvatar, Oats Overnights, US Inspect, Snowball Industries, Shukr Investments, Suburban Hospital (John Hopkins Medicine) and Dingman Center at the Smith School of Business. Mr. Singh received his MBA from the Wharton School of Business in Entrepreneurship, Finance, and Real Estate. He also holds a B.S. in Finance with a citation in Entrepreneurship from the University of Maryland, College Park.

Joseph Tonnos

Joseph Tonnos serves as an independent director of the Company. Since March 2021, Mr. Tonnos has served as the Chief Financial Officer of GSR II Meteora Acquisition Corp., a $317 million SPAC which announced a business combination with Bitcoin Depot Inc. Since 2021, Mr. Tonnos has been a Principal and Associate Portfolio Manager at Meteora Capital, an investment adviser specializing in SPAC-related and illiquid investments. During 2021, Mr. Tonnos also served as an Associate Portfolio Manager at Glazer Capital. From 2017 to 2021, Mr. Tonnos worked at Mistral Equity Partners, a consumer & retail focused investment group as a Principal. From 2017 to 2022, Mr. Tonnos served as the Senior Vice President of Haymaker I, II, and III, three special purpose acquisition companies affiliated with Mistral Equity Partners. In the last five years, he served or continues to serve on several boards, including Worldwise, Inc., a privately held pet products company, Los Sundays Tequila, a lifestyle beverage company, and Aether Diamonds, a carbon-negative diamond producer, among others. Mr. Tonnos has also been a board observer of The Lovesac Company, Inc. (NASDAQ: LOVE) from 2017 until 2021 and serves on the Board of Advisors at Niagara University. Prior to Mistral, Mr. Tonnos served as an investment banker at Bank of America Merrill Lynch and Lazard in the Consumer & Retail groups and as a foreign exchange trader at CIBC Capital Markets. Mr. Tonnos received his B.S. and M.B.A. from Niagara University, graduating magna cum laude.

David Tanzer

David Tanzer serves as an independent director of the Company. Currently, Mr. Tanzer is a manager for Mercury FundingCo., LLC since June 2019, an executive chairman of XGen Ai since March 2020, a board observer of Veransa Group since December 2021, and a board observer of Open Road Integrated Media since December 2021. From 2019 to 2020, Mr. Tanzer was the Chief Executive Officer at TBD Safety, LLC which sold personal emergency response system products. Prior to that, Mr. Tanzer was Chief Executive Officer at LifeShield, LLC which sold home security products from February 2017 to February 2018. In total, Mr. Tanzer has over 35 years of experience in senior operating roles and investing in and advising acquisition candidates and operating companies in industry sectors including media, B2B SaaS, sustainability, real estate and AI/machine learning. Mr. Tanzer has served on 10 boards, including Healthy Directions (an American Securities Capital Partners portfolio company), CurtCo Robb Media (GE Capital) and The Noodle Companies and its four operating subsidiaries. Mr. Tanzer has provided M&A consulting services to leading private equity firms including Blackstone Partners, Elevation Partners, Great Hill Partners, Insight Partners, Lee Equity Partners, Madison Dearborn, Warburg Pincus and Zelnick Media, as well as companies such as InterActiveCorp, NutriSystem, Publishers Clearinghouse, and Scholastic. Mr. Tanzer received his B.A. from Harvard College, graduating magna cum laude, and his MBA from Harvard Business School, where he was a Baker Scholar.

Asad Zafar

Asad Zafar serves as an independent director of the Company. From September 2021 to present, Mr. Zafar has worked as a Portfolio Manager at Vitol. Prior to that, Mr. Zafar worked as an analyst for Citadel Global Equities from July 2017 to August 2020. From March 2015 to July 2017, Mr. Zafar worked at Karlin Asset Management as managing director and portfolio manager. Throughout his career, Mr. Zafar has directly managed over $1 billion in equity portfolios. Mr. Zafar received his MBA from The Wharton School of the University of Pennsylvania where he was a Joseph H. Lauder fellow and a B.A. from Ohio Wesleyan University where he was a Presidential Scholar. Mr. Zafar holds the Chartered Financial Analyst (CFA) designation, Certified in Quantitative Finance (CQF) designation and CPIM (Certified in Product and Inventory Management) designation.

There are no arrangements or understandings pursuant to which such officers and directors were selected. Further none of such officers or directors have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2023

NOBLE ROCK ACQUISITION CORP.

By:	/s/ Aemish Shah
Name:	Aemish Shah
Title:	Chief Executive Officer and Chairman

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